                                                                       EXHIBIT 7


Legal Title of Bank:  Bankers Trust Company     Call Date:  09/30/99      State#:  36-4840     FFIEC 031
Address:              130 Liberty Street        Vendor ID:  D             Cert#:   00623       Page RC-1
City, State  ZIP:     New York, NY  10006       Transit#:   21001003

                                                                                                  11


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER, 31 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                       -----------------------------
                                                                                                                      C400
                                                                                                       -----------------------------
                                                              Dollar Amounts in Thousands              RCFD
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
  1.    Cash and balances due from depository institutions (from Schedule RC-A):
         a.   Noninterest-bearing balances and currency and coin (1) ...............................   0081       3,205,000   1.a.
         b.   Interest-bearing balances (2) ........................................................   0071       1,850,000   1.b.
  2.    Securities:
         a.   Held-to-maturity securities (from Schedule RC-B, column A) ...........................   1754                  02.a.
         b.   Available-for-sale securities (from Schedule RC-B, column D)..........................   1773       3,129,000   2.b.
  3.   Federal funds sold and securities purchased under agreements to resell.......................    135       9,239,000   3.
  4.   Loans and lease financing receivables:
        a.   Loans and leases, net of unearned income (from Schedule RC-C)   RCFD 2122    17,491,000                          4.a.
        b.   LESS:   Allowance for loan and lease losses.....................RCFD 3123       477,000                          4.b.
        c.   LESS:   Allocated transfer risk reserve ........................RCFD 3128             0                          4.c.
        d.   Loans and leases, net of unearned income,
             allowance, and reserve (item 4.a minus 4.b and 4.c) ...................................   2125      17,014,000   4.d.
  5.   Trading Assets (from schedule RC-D)  ........................................................   3545      12,551,000   5.
  6.   Premises and fixed assets (including capitalized leases) ....................................   2145         625,000   6.
  7.   Other real estate owned (from Schedule RC-M) ................................................   2150          85,000   7.
  8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)        2130         564,000   8.
  9.   Customers' liability to this bank on acceptances outstanding ................................   2155         262,000   9.
 10.   Intangible assets (from Schedule RC-M) ......................................................   2143          82,000  10.
 11.   Other assets (from Schedule RC-F) ...........................................................   2160       2,550,000  11.
 12.   Total assets (sum of items 1 through 11) ....................................................   2170      51,156,000  12.


--------------------------
(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held for trading.

Legal Title of Bank:  Bankers Trust Company     Call Date: 06/30/99        State#:  364840        FFIEC 031
Address:              130 Liberty Street        Vendor ID: D               Cert#:   00623         Page  RC-2
City, State Zip:      New York, NY  10006       Transit#:  21001003

                                                                                                         12


SCHEDULE RC--CONTINUED
                                                    DOLLAR AMOUNTS IN THOUSANDS
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.    Deposits:
       a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,
          part I) ....................................................................       RCON 2200  13,534,000  13.a.
            (1)  Noninterest-bearing(1) ..............................................       RCON 6631   2,815,000  13.a.(1)
            (2)  Interest-bearing ....................................................       RCON 6636  10,719,000  13.a.(2)
       b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
          (from Schedule RC-E part II) ...............................................       RCFN 2200  12,755,000  13.b.
            (1)  Noninterest-bearing .................................................       RCFN 6631   2,404,000  13.b.(1)
            (2) Interest-bearing .....................................................       RCFN 6636  10,351,000  13.b.(2)
14.    Federal funds purchased and securities sold under agreements to repurchase ....       RCFD 2800   5,483,000  14.
15.    a. Demand notes issued to the U.S. Treasury ...................................       RCON 2840     500,000  15.a.
       b. Trading liabilities (from Schedule RC-D)....................................       RCFD 3548   2,950,000  15.b.
16.    Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
       a. With a remaining maturity of one year or less ..............................       RCFD 2332   2,341,000   16.a.
       b. With a remaining maturity of more than one year  through three years........       A547        1,798,000   16.b.
       c. With a remaining maturity of more than three years..........................       A548          128,000   16.c
17.    Not Applicable.                                                                                               17.
18.    Bank's liability on acceptances executed and outstanding ......................       RCFD 2920     262,000   18.
19.    Subordinated notes and debentures (2)..........................................       RCFD 3200     328,000   19.
20.    Other liabilities (from Schedule RC-G) ........................................       RCFD 2930   4,888,000   20.
21.    Total liabilities (sum of items 13 through 20) ................................       RCFD 2948  44,967,000   21.
22.    Not Applicable
                                                                                                                     22.
EQUITY CAPITAL
23.    Perpetual preferred stock and related surplus .................................       RCFD 3838   1,500,000   23.
24.    Common stock ..................................................................       RCFD 3230   2,127,000   24.
25.    Surplus (exclude all surplus related to preferred stock) ......................       RCFD 3839     542,000   25.
26.    a. Undivided profits and capital reserves .....................................       RCFD 3632   2,055,000   26.a.
       b. Net unrealized holding gains (losses) on available-for-sale securities .....       RCFD 8434      (2,000)  26.b.
       c. Accumulated net gains (losses) on cash flow hedges______________________.          RCFD 4336           0   26c.
27.    Cumulative foreign currency translation adjustments ...........................       RCFD 3284     (33,000)  27.
28.    Total equity capital (sum of items 23 through 27) .............................       RCFD 3210   6,189,000   28.
29.    Total liabilities and equity capital (sum of items 21 and 28)..................       RCFD 3300  51,156,000   29

Memorandum
To be reported only with the March Report of Condition.
   1.    Indicate in the box at the right the number of the statement below that best describes the             Number
         most comprehensive level of auditing work performed for the bank by independent external       -----------------------
         auditors as of any date during 1997   ......................................................   RCFD  6724  N/A     M.1
                                                                                                        -----------------------
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
1    =   Independent audit of the bank conducted in accordance       4   =  Directors' examination of the bank performed by other
         with generally accepted auditing standards by a certified          external auditors (may be required by state
         public accounting firm which submits a report on the bank          chartering authority)
2    =   Independent audit of the bank's parent holding company      5   =  Review of the bank's financial statements by external
         conducted in accordance with generally accepted auditing           auditors
         standards by a certified public accounting firm which       6   =  Compilation of the bank's financial statements by
         submits a report on the consolidated holding company               external auditors
         (but not on the bank separately)                            7   =  Other audit procedures (excluding tax preparation work)
3    =   Directors' examination of the bank conducted in             8   =  No external audit work
         accordance with generally accepted auditing standards
         by a certified public accounting firm (may be required by
         state chartering authority)

----------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.
(2)     Includes limited-life preferred stock and related surplus.